                                                                      Exhibit 11

             INLAND STEEL INDUSTRIES, INC. AND SUBSIDIARY COMPANIES
                Statement of Earnings Per Share of Common Stock

================================================================================




                                                                                 Dollars and Shares
                                                                                     in Millions
                                                                              (except per share data)
                                                                             --------------------------
                                                                                 Three Months Ended
                                                                                      March 31
                                                                             --------------------------
                                                                                 1996          1995
                                                                             ------------  ------------
PRIMARY EARNINGS PER SHARE OF COMMON STOCK
   Shares of common stock
      Average shares outstanding                                                     48.8          44.6
      Dilutive effect of stock options                                                  -            .1
                                                                             ------------  ------------
                                                                                     48.8          44.7
                                                                             ============  ============

   Net income                                                                $       17.2  $       44.0
   Dividends on preferred stock, net of tax benefit on dividends
      applicable to leveraged Series E Preferred Stock held by the ESOP               2.2           6.5
                                                                             ------------  ------------

   Net income applicable                                                     $       15.0  $       37.5
                                                                             ============  ============

   Primary earnings per share of common stock                                        $.31          $.84
                                                                                     ====          ====


FULLY DILUTED EARNINGS PER SHARE OF COMMON STOCK
   Shares of common stock
      Average shares outstanding                                                     48.8          44.6
      Assumed conversion of Series A and leveraged Series E Preferred Stock           3.0           3.1
      Dilutive effect of stock options                                                  -            .1
                                                                             ------------  ------------
                                                                                     51.8          47.8
                                                                             ============  ============

   Net income                                                                $       17.2  $       44.0
   Dividends on antidilutive preferred stock                                           .1           4.5
   Additional ESOP funding required on conversion of leveraged
      Series E Preferred Stock, net of tax                                            1.9           1.8
                                                                             ------------  ------------

   Net income applicable                                                     $       15.2  $       37.7
                                                                             ============  ============

   Fully diluted earnings per share of common stock                                  $.29          $.79
                                                                                     ====          ====



NOTE: In the three months ended March 31, 1996, the assumed conversion of Series A and non-leveraged Series E Preferred Stock were antidilutive. In the three months ended March 31, 1995, the assumed conversion of non-leveraged Series E Preferred Stock was antidilutive.